Exhibit 8.1

[Letterhead of Skadden, Arps, Slate Meagher & Flom LLP]

February 8, 2019

Eli Lilly and Company

Lilly Corporate Center

Indianapolis, Indiana 46285

Ladies and Gentlemen:

We have acted as special tax counsel to Eli Lilly and Company, an Indiana corporation (“Eli Lilly”), in connection with the separation of Eli Lilly’s Animal Health business from Eli Lilly’s Human Pharmaceuticals business on a worldwide basis (the “Separation”), including the proposed distribution by Eli Lilly to its shareholders of the common stock of Elanco Animal Health Inc., an Indiana corporation (“Elanco Holdings”), pursuant to an offer to exchange shares of Eli Lilly common stock for shares of Elanco Holdings common stock (the “External Split-Off”). This letter sets forth our opinion as to certain U.S. federal income tax consequences of the External Split-Off (the “Opinion”).1

In rendering this Opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the memorandum furnished to us by Eli Lilly, dated as of September 20, 2018, and the letter furnished to Eli Lilly by Goldman Sachs & Co. LLC, dated as of September 19, 2018, regarding the corporate business purposes for the Separation (collectively, the “Separation Memorandum”); (ii) the registration statement on Form S-4 filed by Elanco Holdings with the Securities and Exchange Commission (the “SEC”) on February [8], 2019, together with the exhibits thereto, as amended (the “Registration Statement”); (iii) the registration statement on Form S-1 filed by Elanco Holdings with the SEC on August 2, 2018, together with the exhibits thereto, as amended (the “IPO Registration Statement”); (iv) all other submissions to the SEC related to the Registration Statement and the IPO Registration Statement; (v) the agreements described in the Registration Statement and the IPO Registration Statement; (vi) the officer’s certificate furnished to us by Eli Lilly, dated as of the date hereof,

1                   Unless otherwise indicated, all “section” references herein are to the Internal Revenue Code of 1986, as amended (the “Code”), or to the Treasury Department regulations promulgated thereunder (“Treasury Regulations”).

together with the exhibits thereto (the “Officer’s Certificate”); and (vii) such other documents as we have considered necessary or appropriate as a basis for this Opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic, electronic, or facsimile copies, and the authenticity of the originals of such documents.

As to certain facts material to this Opinion, we have relied upon the statements, representations, and covenants set forth in the Officer’s Certificate. We have assumed that such statements, representations, and covenants are true, correct, and complete as of the date hereof and will continue to be true, correct, and complete without regard to any qualification as to knowledge, belief, or otherwise. This Opinion is expressly conditioned on, among other things, the initial and continuing accuracy of the facts, information, covenants, representations, and warranties set forth in the documents referred to above, including those contained in the Officer’s Certificate and the Separation Memorandum. Any change or inaccuracy in or to such facts, information, covenants, representations, or warranties (including on account of events occurring after the consummation of the External Split-Off) could affect our conclusions stated herein. This Opinion further assumes and is expressly conditioned on the following:

1.              The steps of the Separation, including any such steps that occur after the date hereof, were or will be implemented in the manner and on the terms described in the documents referred to above.

2.              The External Split-Off will be fully subscribed, and all of the shares of Elanco Holdings common stock held by Eli Lilly will be distributed to tendering Eli Lilly shareholders pursuant to the External Split-Off.

3.              On the date of the External Split-Off, an appropriate officer of each of Eli Lilly and Elanco Holdings will execute an officer’s certificate containing representations and covenants similar in form and substance to those set forth in the Officer’s Certificate.

4.              On the date of the External Split-Off, we will deliver an opinion to Eli Lilly regarding certain U.S. federal income tax consequences of the External Split-Off, as described herein and in the Registration Statement.

This Opinion is based on the Code, the Treasury Regulations, judicial decisions, published rulings and procedures of the Service, and such other authorities as we have considered relevant, all as in effect on the date hereof. It should be noted that the authorities upon which this Opinion is based are subject to change at any time, possibly with retroactive effect. Any change in such authorities could affect our conclusions expressed herein. Moreover, there can be no assurance that this Opinion will be accepted by the Service or, if challenged, by a court. Except as set forth herein, we express no opinions or views regarding the U.S. federal income tax consequences of the External Split-Off, the Separation, or any of the transactions contemplated thereby or executed in connection therewith.

Based upon and subject to the foregoing, it is our opinion that, under current U.S. federal income tax law:

1.                                      Eli Lilly will not recognize any gain or loss on the External Split-Off. Section 361(c).

2.                                      Except with respect to cash received in lieu of fractional shares of Elanco Holdings common stock, holders of Eli Lilly common stock that participate in the External Split-Off will not recognize any gain or loss, and will not otherwise be required to include any amount in income, upon the receipt of Elanco Holdings common stock in exchange for Eli Lilly common stock in the External Split-Off. Section 355(a)(1).

3.                                      The aggregate basis of the Elanco Holdings common stock received by each holder of Eli Lilly common stock in the External Split-Off will be the same as the shareholder’s aggregate basis in the Eli Lilly common stock surrendered in exchange for such Elanco Holdings common stock. Section 358(a)(1).

4.                                      The holding period of the Elanco Holdings common stock received by each holder of Eli Lilly common stock in the External Split-Off will include the holding period of the Eli Lilly common stock surrendered in exchange for such Elanco Holdings common stock, provided that the shareholder holds such Eli Lilly common stock as a capital asset on the date of the External Split-Off. Section 1223(1).

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This Opinion has been prepared exclusively for Eli Lilly and may not be relied upon by anyone other than Eli Lilly without our prior written consent. This Opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise this Opinion to reflect any legal developments or factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

We are furnishing this Opinion to you solely in connection with the External Split-Off and the Registration Statement. We hereby consent to the use of our name under the caption “Material U.S. Federal Income Tax Consequences” in the Registration Statement and to the filing of this Opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

Sincerely,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP